Exhibit 8.1

March 26, 2013

Motricity, Inc.

601 West 26th Street, Suite 415

New York, NY 10001

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Motricity, Inc., a Delaware corporation (“Motricity”), in connection with the merger (“Reorganization”) of Voltari Merger Sub, Inc., a Delaware corporation (“Merger Sub”) with and into Motricity, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of February 8, 2013, by and among Motricity, Merger Sub and Voltari Corporation, a Delaware corporation (“Voltari Corp”) (as may be amended from time to time, the “Reorganization Agreement”). In addition, if the Reorganization is approved and the board of directors of Voltari Corp determines that a reverse stock split will increase the likelihood that the Voltari common stock would maintain its listing on the NASDAQ Capital Market, then Voltari Corp may seek a reverse stock split (the “Voltari Reverse Split”) whereby ten (10) shares of its common stock issued and outstanding prior to the Voltari Reverse Split will be exchanged for one (1) share of common stock after the Voltari Reverse Split. Alternatively, if the Reorganization is not approved or if it is approved but otherwise not consummated, and the board of directors determines that a reverse stock split will increase the likelihood that the Motricity common stock would maintain its listing on the NASDAQ Capital Market, then Motricity may seek a reverse stock split (the “Motricity Reverse Split” and, together with the Voltari Reverse Split, the “Reverse Stock Splits”), whereby ten (10) shares of its common stock issued an outstanding prior to the Motricity Reverse Split will be exchanged for one (1) share of common stock after the Motricity Reverse Split. This opinion is being delivered in connection with the registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”), which includes a joint proxy statement/prospectus, filed by Motricity with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act. Unless otherwise indicated, each capitalized term used and not defined herein has the meaning ascribed to it in the Reorganization Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the effective date of a Reverse Stock Split, of the statements, facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Reorganization Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including officers’ certificates from officers of Motricity and Voltari Corp, both dated as of March 25, 2013 (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, facts, information, representations, covenants and agreements are, and will continue to be up to and including the effective date of a Reverse Stock Split, accurate and complete without regard to any qualification as to knowledge. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness up to and including the effective date of the Reverse Stock Split of the statements, facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Motricity, Merger Sub and Voltari Corp, including those set forth in the Representation Letters.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents and all documents submitted to us as certified or photostatic copies, (v) the authenticity of the originals of such documents, (vi) enforceability (as limited by bankruptcy and other insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all

March 26, 2013

documents to which this opinion letter relates, (vii) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any document. We also have assumed that the transactions related to the Reorganization, including the Reverse Stock Splits, or contemplated by the Reorganization Agreement will be consummated in accordance with the terms and conditions of the Reorganization Agreement and as described in the Registration Statement, that none of the terms or conditions therein will have been waived or modified in any respect (other than waivers described in the Registration Statement) prior to the effective date of a Reverse Stock Split. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial authorities, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Reorganization Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

We confirm that, subject to the limitations contained herein or in the Registration Statement, the statements of legal conclusions contained under the headings “Material Federal Income Tax Consequences,” “Material U.S. Federal Income Tax Consequences of the Voltari Reverse Split” and “Material U.S. Federal Income Tax Consequences of the Motricity Reverse Split,” in the Registration Statement, unless otherwise noted, are our opinion with respect to the matters set forth therein.

Except as expressly set forth above, we express no other opinion, including to any party as to any tax consequences, whether U.S. federal, state, local or non-U.S., of the Reorganization or of any transaction related to or contemplated by the Reorganization, including the Reverse Stock Splits. We hereby consent to the filing of this opinion with the SEC as Exhibit 8.1 to the Registration Statement, to the inclusion of our opinion set forth in the section of the prospectus titled “Material Federal Income Tax Consequences,” “Material U.S. Federal Income Tax Consequences of the Voltari Reverse Stock Split” and “Material U.S. Federal Income Tax Consequences of the Motricity Reverse Split,” contained in the Registration Statement and to the references to our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ SNR Denton US LLP

SNR DENTON US LLP